Exhibit 10.2

Execution Copy

CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (this “Agreement”) is made and entered into as of February 19, 2014, between CTD Holdings, Inc., a Florida corporation (the “Company”), and the undersigned holder (“Holder”) of the only issued and outstanding share of the Company’s series A preferred stock, par value $0.0001 per share (the “Series A Preferred Stock”).

RECITALS

WHEREAS, there is issued and outstanding a single share of Series A Preferred Stock, entitling the Holder to certain voting rights and subject to certain preferences, privileges and restrictions as set forth in the Articles of Amendment to the Articles of Incorporation of the Company (“Articles of Amendment”);

WHEREAS, the Company issued the share of Series A Preferred Stock to Holder in 2004 in exchange for the surrender by Holder, and cancellation by the Company, of 1,029,412 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) previously held by Holder;

WHEREAS, the share of Series A Preferred Stock is convertible, at the sole option of the Company, into a number of shares of Common Stock to be determined by the mutual agreement of the Company and the Holder, pursuant to, and subject to the limitations set forth in the Articles of Amendment; and

WHEREAS, in connection with that certain Securities Purchase Agreement dated as of even date herewith between and among the Company and the purchasers identified on the signature pages thereto (the “Purchase Agreement”), Holder and the Company desire to enter into this Agreement to provide for the conversion of the outstanding share of the Series A Preferred Stock held by Holder into one million (1,000,000) shares of Common Stock, effective as of the closing of the transactions contemplated by the Purchase Agreement, as an inducement for the Purchasers (as defined in the Purchase Agreement) to make an investment in the Company.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Election to Convert.

a. The Company hereby elects, and Holder hereby agrees, to convert the share of Series A Preferred Stock held by Holder into one million (1,000,000) fully paid and non-assessable shares of Common Stock (the “Conversion Shares”) in accordance with the terms of the Articles of Amendment, and as contemplated by Section 7(j) of the Purchase Agreement.

b. The conversion of the share of Series A Preferred Stock contemplated hereby shall be effective upon the closing of the sale of Common Stock to the Purchasers under the Purchase Agreement (the “Effective Date”).

c. In connection with the election made by Holder, Holder is delivering with this executed Agreement the sole certificate evidencing the share of Series A Preferred Stock issued to Holder by the Company.

2. Issuance of shares of Common Stock. The Company shall cause to be issued and delivered to Holder a certificate representing the Conversion Shares as soon as practicable after the Effective Date.

3. Restricted Securities. Holder hereby understands, acknowledges and agrees that the Conversion Shares shall constitute “restricted securities” within the meaning of the Securities Act of 1933, as amended, and may only be disposed of in compliance with state and federal securities laws. The certificates representing such Conversion Shares shall bear a legend to such effect.

4. Further Assurances. Each of Holder and the Company agrees that it will make, execute and deliver any and all such other instruments, instructions and documents and will do and perform any and all such further acts as shall become necessary, proper or convenient to carry out or effectuate the respective covenants, promises and undertakings set forth herein.

5. Enforceability. If and to the extent any provision herein is held invalid or unenforceable at law, then such provision will be deemed stricken from this Agreement and the remainder of the Agreement will continue in effect and be valid and enforceable to the fullest extent permitted by law.

6. Governing Law. This Agreement shall be deemed executed in the State of Florida and is to be governed by and construed under Florida law, without regard to its choice of law provisions.

7. Entire Agreement. This Agreement is the entire agreement between Holder and the Company and may not be modified or amended except by a written instrument signed by each of Holder and the Company (reflected, in the case of the Company, by the unanimous vote of its Board of Directors). Each of Holder and the Company has read this Agreement, understands it and agrees to be bound by its terms and conditions. There are no understandings with respect to the subject matter hereof, express or implied, that are not stated herein. This Agreement may be executed in counterparts, and signatures exchanged by facsimile or other electronic means are effective for all purposes hereunder to the same extent as original signatures.

[signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement or caused this Agreement to be executed and delivered by its duly authorized representative, all as of the day and year first written above.

CTD HOLDINGS, INC.

By:
Name:
Title:

HOLDER

C.E. Rick Strattan

[signature page to Conversion Agreement]